UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

NATURALSHRIMP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15150 Preston Road, Suite #300
Dallas, Texas 75248
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 791-9474

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2019, a complaint was filed against NaturalShrimp Incorporated (the “Company”) in the U.S. District Court in Dallas, Texas alleging that the Company breached a provision in a common stock purchase warrant for the purchase of the Company’s common stock, par value $0.0001 (the “Common Stock”), issued by the Company to Vista Capital Investments, LLC (“Vista”) under a Security Purchase Agreement dated January 23, 2017 (“Security Purchase Agreement”) whereby the Vista acquired a Convertible Note for $262,500 (“Convertible Note”) and a five-year warrant for 70,000 shares of Common Stock (the “Warrant”) (collectively the “Financing Transaction”). Vista alleged that the Company failed to issue certain shares of the Company’s Common Stock as was required under the terms of the Warrant. Vista sought money damages in the approximate amount of $7,000,000, as well as costs and reimbursement of expenses.

On April 9, 2020 (the “Closing”), the Company, Vista and David Clark (“Clark’), a principal of Vista, (the “Parties”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) whereby the Company shall (i) pay to Vista the sum of $75,000, which the Company wired on April 10, 2020, and (ii) issue to Vista 17,500,000 shares of the Company’s Common Stock (the “Settlement Shares”). For a period of time equal to 90-days from the Closing, or July 8, 2020, the Company shall have the right, but not the obligation, to purchase back from Vista 8,750,000 of the Settlement Shares at a price equal to the greater of (i) the volume weighted-average trading price (“VWAP”) of the Common Shares over the five (5) preceding trading days prior to the date of the delivery of the Company’s written notice of such repurchase or (ii) $0.02 per share.

The Settlement Agreement also contained joint and mutual releases by all Parties from any and all claims, demands, suits, debts, promises, damages, judgements, executions, guaranties or warrants, whether known or unknown, having to do with the Financing Transaction.

The foregoing descriptions of the Settlement Agreement and Financing Transaction do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Settlement Agreement and Release dated April 9, 2020, by and between NaturalShrimp, Inc., Vista Capital Investments, LLC and David Clark

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Dated: April 14, 2020	By:	/s/ Gerald Easterling
Name: Gerald Easterling
Title: Chief Executive Officer